Exhibit 99.1

2018 First Quarter Results Investor Presentation

This communication contains certain “forward-looking statements” about PacWest Bancorp (the “Company”) and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our allowance for loan and lease losses, credit trends, deposit growth, profitability, capital management, including reducing excess capital, interest rate risk ,estimated impacts of the Tax Cuts and Jobs Act and operating expenses. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: higher than anticipated delinquencies, charge-offs and loan and lease losses; reduced demand for our services due to strategic or regulatory reasons; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses; compression of the net interest margin due to changes in our interest rate environment, loan products, spreads on newly originated loans and leases and/or asset mix; the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; the need to retain capital for strategic or regulatory reasons; the financial performance of the Company; increased litigation; increased asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; our ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected timeframes or at all; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and business strategies; and other risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Forward-Looking Statements

Company Overview 4 First Quarter Highlights 8 Investment Securities 13 Loans and Leases 15 Credit Quality 24 Deposits 28 Net Interest Margin 31 Controlled Expenses 36 Acquisitions 39 Strong Franchise Value 41 Non-GAAP Measurements 44 Presentation Index

Company Overview

We are a commercial bank focused on core deposit growth paired with national lending and venture banking platforms NASDAQ traded (PACW) with a market capitalization of $6.6 billion (1) Average daily trading volume of 848,137 shares over the last three months (1) Dividend: $2.40 per share, 4.60% yield (1); dividend increased 20% in 2Q18 5th largest publicly-traded bank headquartered in California with total assets of $24.1 billion, loans and leases of $16.5 billion and deposits of $18.1 billion at March 31, 2018 Profitable Growth Net earnings of $118.3 million, return on average assets (“ROAA”) of 1.99% and return on average tangible equity (“ROATE”) of 21.08% for 1Q18 Industry leading tax equivalent NIM of 5.11% for 1Q18 Loan and lease production of $788.5 million in 1Q18 ($4.7 billion FY2017) $15.7 billion of core deposits with cost of average total deposits of 31 basis points for 1Q18 NPAs at 0.64% of total loans and leases and foreclosed assets Efficiency ratio of 41.7 % in 1Q18 Experienced acquirer with 29 bank and finance company acquisitions since 2000 Analyst coverage: BMO Capital Markets, D.A. Davidson & Co., FIG Partners, B. Riley FBR, JMP Securities, Keefe, Bruyette & Woods, Piper Jaffray, Raymond James, Sandler O’Neill & Partners, Stephens Inc., SunTrust Robinson Humphrey, Wedbush Morgan, Wells Fargo Securities (1) As of April 27, 2018 Company Overview

Business Model Community Banking National Lending (CapitalSource Division) Venture Banking (Square 1 Division) Pacific Western Bank Attractive branch network with 74 full service branches in California Offers a full suite of deposit products and services, including on-line banking Focused on business lending products, including commercial real estate and tax-exempt Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average Community Banking branch size of $152 million Diversified by loan and lease type, geography and industry Asset-Based Lending (ABL) Lender Finance & Timeshare, Equipment Financing, Premium Finance and General ABL Security Cash Flow Lending Commercial Real Estate General, Multifamily, SBA, Healthcare and Construction Focus on small to middle market businesses Expertise in niche segments limits new competitors Borrower relationships may include deposit accounts and treasury services Five banking groups: Technology, Life Sciences, Equity Funds Group, Structured Finance, Specialty Finance Operates a single branch in Durham, NC with $5.9 billion in deposits Offices located in key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Provides comprehensive treasury management solutions, including credit cards and international-related products and services to clients Borrower relationships almost always include a deposit account Operates Square 1 Asset Management (registered investment advisor)

Source: SNL Financial and FactSet Research Systems; Market data as of March 31, 2018. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $4.3 billion as of March 31,2018; median weighted by market capitalization. Five Year Total Return (20.0) - 20.0 40.0 60.0 80.0 100.0 120.0 PacWest KBW Regional Bank Index S&P 500

First Quarter Highlights

See “Non-GAAP Measurements” slides beginning on page 44. First Quarter Highlights Robust Earnings Net earnings of $118.3 million EPS of $0.93 ROAA and ROATE of 1.99% and 21.08% (1) Industry Leading Net Interest Margin Tax equivalent NIM of 5.11% Yield on average loans and leases of 6.11% Low Efficiency Ratio Efficiency ratio of 41.7% Average branch size of $238 million in deposits Noninterest expense to average assets of 2.15% Profitable Deposit Base Cost of average total deposits of 31 bps Core deposits represent 87% of total deposits Credit Quality NPAs to total loans and leases and foreclosed assets of 0.64% compared to 0.93% at December 31, 2017 Classified loans and leases to total loans and leases of 1.26% compared to 1.64% at December 31, 2017 Strong Capital Levels and Capital Return Tangible common equity ratio of 10.43% (1) CET1 and total capital ratios of 11.16% and 14.12% Returned $183 million in capital to stockholders through buybacks and dividends

See “Non-GAAP Measurements” slides beginning on page 44. . Financial Highlights ? ($ in millions, except per share amounts) 1Q18 4Q17 Q / Q Total Assets 24,149 $ 24,995 $ -3% Loans and Leases Held for Investment, net of deferred fees 16,455 $ 16,973 $ -3% Total Deposits 18,079 $ 18,866 $ -4% Core Deposits 15,661 $ 15,937 $ -2% Net Earnings 118.3 $ 84.0 $ 41% Earnings Per Share 0.93 $ 0.66 $ 41% Return on Average Assets 1.99% 1.34% 0.65 Return on Average Tangible Equity (1) 21.08% 13.75% 7.33 Tangible Common Equity Ratio (1) 10.43% 10.50% -0.07 Tangible Book Value Per Share (1) 17.75 $ 18.24 $ -3% Tax Equivalent Net Interest Margin 5.11% 4.97% 0.14 Efficiency Ratio 41.7% 41.0% 0.7%

Solid Earnings Track Record ($ in millions, except EPS) 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Net Earnings 82.2 $ 93.9 $ 85.6 $ 78.7 $ 93.6 $ 101.5 $ 84.0 $ 118.3 $ Diluted EPS 0.68 $ 0.77 $ 0.71 $ 0.65 $ 0.77 $ 0.84 $ 0.66 $ 0.93 $ $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $50 $60 $70 $80 $90 $100 $110 $120 $130 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 EPS Millions Net Earnings Diluted EPS

Solid Capital Position – 1Q18



TCE / TA
12.21% 11.38% 11.87% 12.12% 12.19% 11.54% 11.67% 11.75% 12.02% 10.50% 10.43%
8.72% 8.60% 8.78% 8.68% 8.92% 8.64% 8.83% 8.97% 9.06% 9.13% 9.25%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
PACW
Median Banks $15-$25B



T1 Leverage
12.04% 11.67% 11.51% 11.92% 12.13% 11.91% 11.87% 11.90% 12.02% 10.66% 10.66%
9.31% 9.23% 9.04% 9.16% 9.14% 9.28% 9.29% 9.33% 9.33% 9.72% 9.45%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
PACW
Median Banks $15-$25B



Total Capital
16.32% 15.65% 15.96% 16.08% 16.18% 15.56% 15.56% 15.56% 15.74% 13.75% 14.11%
13.38% 13.16% 13.05% 13.05% 13.05% 13.22% 13.16% 13.34% 13.17% 13.40% 13.26%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
PACW
Median Banks $15-$25B



CET1
12.74% 12.58% 12.63% 12.72% 12.83% 12.31% 12.31% 12.28% 12.52% 10.91% 11.16%
10.71% 10.65% 10.61% 10.50% 10.44% 10.90% 10.88% 11.00% 10.87% 10.79% 10.70%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
PACW
Median Banks $15-$25B

PacWest Bancorp

Source: SNL Financial using data as of April 27, 2018

First Quarter 2018 | PACW | p. 12

Investment Securities

3.08% overall portfolio tax equivalent yield (2) (1) Fair value (2) Yield is for 1Q18 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio SBA Securities, $148.3mm, 4% Agency Residential MBS, $251.8mm, 7% U.S. Treasuries, $148.6mm, 4% Agency Residential CMOs, $545.9mm, 14% Agency Commercial MBS, $1,089.5mm, 29% Private CMOs, $116.2mm, 3% Municipal Securities, $1,403.6mm, 37% Other, $99.1mm, 2% $3.8 Billion Total Portfolio (1) S&P Ratings % Total Issue Type % Total AAA 10% G.O. Limited 6% AA 80% G.O. Unlimited 46% A 3% Revenue 48% Not rated 7% 100% 100% Municipal Securities 7.0 6.7 6.8 7.0 6.5 5.7 5.7 5.9 6.0 5.7 3 4 5 6 7 8 1Q17 2Q17 3Q17 4Q17 1Q18 Years Average Life Effective Duration

Loans and Leases

Diversified Loan and Lease Portfolio Real Estate Mortgage Real Estate Construction & Land Commercial Consumer As of March 31, 2018 ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 5,033 $ 31% 4,421 $ 29% Residential 2,521 15% 1,555 10% Total Real Estate Mortgage 7,554 46% 5,976 39% RE Construction & Land: Commercial 790 5% 669 4% Residential 887 5% 442 3% Total RE Construction & Land 1,677 10% 1,111 7% Total Real Estate 9,231 56% 7,087 46% Asset-based 2,958 18% 2,669 17% Venture capital 1,921 12% 1,935 13% Other commercial 1,947 12% 3,483 22% Total Commercial 6,826 42% 8,087 52% Consumer 398 2% 383 2% Total Loans HFI (1) 16,455 $ 100% 15,557 $ 100% (1) Net of deferred fees and costs 3/31/2018 3/31/2017

Diversified Loan and Lease Portfolio ($ in millions) $ Mix $ Mix Asset-Based: Lender Finance & Timeshare 1,638 $ 55% 1,477 $ 55% Equipment Finance 646 22% 623 23% Premium Finance 290 10% 176 7% Other 384 13% 393 15% Total Asset-Based 2,958 $ 100% 2,669 $ 100% 3/31/2018 3/31/2017 ($ in millions) $ Mix $ Mix Real Estate: Other Commercial RE 3,802 $ 41% 3,108 $ 43% Income Producing Residential 2,267 25% 1,427 20% Construction & Land 1,677 18% 1,110 16% Healthcare RE 688 7% 844 12% SBA 543 6% 470 7% Other Residential RE 254 3% 128 2% Total Real Estate 9,231 $ 100% 7,087 $ 100% 3/31/2018 3/31/2017 Other Commercial RE, $3,802mm, 41% Income Producing Residential, $2,267mm, 25% Construction & Land, $1,677mm, 18% Healthcare RE, $688mm, 7% SBA, $543mm, 6% Other Residential RE, $254mm, 3% Real Estate ($9.2B) Lender Finance & Timeshare, $1,638mm, 55% Equipment Finance, $646mm, 22% Premium Finance, $290mm, 10% Other, $384mm, 13% Asset - Based ($3.0B)

Diversified Loan and Lease Portfolio ($ in millions) $ Mix $ Mix Other Commercial: Secured Business Loans 705 $ 35% 345 $ 10% Security Monitoring 576 29% 516 15% Unsecured Business Loans 249 13% 143 4% Cash Flow 186 10% 2,319 66% SBA 92 5% 97 3% HOA Loans 70 4% 63 2% Municipal 70 4% - 0% Total Other Commercial 1,948 $ 100% 3,483 $ 100% 3/31/2018 3/31/2017 ($ in millions) $ Mix $ Mix Venture Capital: Expansion Stage 1,077 $ 56% 941 $ 48% Equity Fund Loans 409 21% 262 14% Early Stage 262 14% 445 23% Late Stage 172 9% 287 15% Total Venture Capital 1,920 $ 100% 1,935 $ 100% 3/31/2018 3/31/2017

Construction & Land Loans- $1.67 billion at 3/31/18

- PacWest originates construction loans in both its National Lending and Community Bank Divisions.
- The National Lending (NL) construction group was started in early 2015 with a newly hired seasoned team with multiple years of experience working together.
- NL originates primarily non or limited recourse, 45-60% loan-to-cost loans to high quality, experienced, well capitalized institutional sponsors for ground-up construction and heavy renovation projects in the major asset classes.
- NL loans are structured with completion guaranties, debt service/carry guaranties, standard non-recourse carve-outs and environmental indemnity. Proceeds generally are not advanced until all equity and subordinated debt has been invested, substantially reducing the "out of the ground" risk.
- NL considers projects in the top 25 MSAs where the senior team has experience, market knowledge and contacts. Current concentrations are in California, Florida, and the New York City, Chicago and Washington DC MSAs.
- The Community Bank (CB) originates construction loans primarily within Pacific Western Bank's Southern California footprint.
- The CB may advance up to 70% of cost, but on a full recourse basis to well-capitalized sponsors with whom the Bank has prior lending experience.

($ in millions)	National Lending	Community Bank
Outstanding balance	$ 717	$ 960
Unfunded commitments	$ 1,323	$ 798
Weighted average coupon	6.46%	5.72%
Average commitment	$ 35.8	$ 3.9
Classified loans	$ -	$ 0.5

Total Construction Portfolio by Property Type



Multi-family apts, 29%
Condominiums, 11%
Hospitality, 10%
Office, 10%
Land, 8%
Retail, 7%
Industrial, Mixed-use & Other, 25%

Construction Commitments



NL-$0-25mm, 10%
NL-$25mm-50mm, 31%
NL-$50mm-100mm, 10%
NL-$100mm+, 3%
CB-$0-10mm, 18%
CB-$10mm-25mm, 12%
CB-$25mm-100mm, 9%
CB-$100mm+, 7%

PacWest Bancorp

First Quarter 2018 | PACW | p. 19

Retail Real Estate Portfolio Overview

Loan Types

- **Construction- significant projects include:**
  - Redevelopment in Chicago's exclusive Gold Coast luxury retail district
  - A Walmart Supercenter-anchored shopping center in Inland Empire region of Southern California
  - Development in a high density Brooklyn retail neighborhood that includes an Apple Store, Whole Foods, J. Crew, etc.
  - High traffic retail infill on San Vicente Blvd. in Los Angeles
- **Owner-Occupied**
  - Not adversely affected by rental market volatility
  - SBA retail is 100% owner-occupied
    - SBA guaranteed portions retained (75% average guaranty)
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - CapitalSource Division $213mm portfolio of 12 loans across 8 states with $17.8mm average balance focused on lifestyle centers, urban luxury centers and grocery-anchored centers
    - Community Bank Division $332mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts

[1] $1.7 million in classified loans at March 31, 2018 with related SBA guarantees totaling $0.6 million.

Outstanding balance: $781mm [1] /4.8% of Loans

Retail Loan Types


Owner-occupied 15%
Construction 15%
CRE 70%

CRE Retail Property Types
$545mm/3.3% of Loans


Other 2%
Urban luxury center 11%
Lifestyle center 9%
Traditional mall 3%
Grocery-anchored center 18%
Suburban retail/strip center 26%
Single Tenant 31%

PacWest Bancorp

First Quarter 2018 | PACW | p. 20

SNCs are not a line of business. SNC relationships are included in business line balances. SNCs are facilities greater than $100 million with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. At March 31st, approximately 46 SNC borrowers with $1.0 billion outstanding. Credit underwriting standards are the same as standards applied to all loans. No energy-related SNCs. At March 31st, $8.5 million (0.9%) on nonaccrual and $35 million (3.5%) in classified loans. Shared National Credit (SNC) Relationships RE Rental & Leasing, $129mm, 13% Consumer Finance, $204mm, 21% Real Estate Development, $73mm, 7% Healthcare RE, $120mm, 12% Other, $91mm, 9% Security Monitoring, $227mm, 23% Technology, $113mm, 11% Transportation, $43mm, 4% $1.0B of Loans at 3/31/2018

Loan and Lease Production of $788 Million in 1Q18 The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 30 basis points to loan yields in 2017 and 32 basis points in the first quarter of 2018. ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Change Rate on Production (1) 1Q18 1,535 $ 1,910 $ (375) $ 5.28% 4Q17 2,280 1,542 738 4.95% 3Q17 1,725 1,541 184 5.04% 2Q17 1,778 1,543 235 4.93% 1Q17 2,106 1,945 161 4.91% $1,049 $1,078 $1,003 $1,556 $788 $1,057 $700 $722 $724 $747 $1,213 $956 $903 $729 $974 $732 $587 $638 $813 $936 $2,106 $1,778 $1,725 $2,280 $1,535 $1,945 $1,543 $1,541 $1,542 $1,910 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 Q1 Q2 Q3 Q4 Q1 2017 2018 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Avg Production/Disbursements Avg Payoffs/Paydowns Rate on Production

Impact of Rising Rates on the Loan and Lease Portfolio (In Millions) Loan Rate Above Floor 1 to 25 Bps 26 to 100 Bps >100 Bps Total 1ML 5,360 9 10 - 5,379 3ML 245 - - - 245 Prime 3,636 7 22 81 3,746 Other 1,223 10 36 33 1,302 Total 10,464 26 68 114 10,672 Varaiable Loans Lift Off of Loan Floors Cumulative Amount of Loans Rate Increase Needed to Reprice ($ in millions) $10,558 1 to 100 bps $10,672 > 100 bps Repricing of Variable Rate Loans Amount % ($ in millions) 1-month LIBOR 5,404 $ 2-month LIBOR 51 3-month LIBOR 246 6-month LIBOR 1,611 12-month LIBOR 31 Total LIBOR-based Loans 7,343 56% Prime Rate 4,470 34% Other Index 1,288 10% Total Variable/Hybrid Loans 13,101 $ 100% Variable Rate and Hybrid Loans by Index $1,219 $848 $732 $3,046 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing ($ in Millions) Fixed Rate, 20% Variable Rate, 65% Hybrid, 15% Loan Portfolio by Repricing Type

Credit Quality

Credit Quality Trends (1)

($ in thousands)		1Q17	2Q17	3Q17	4Q17	1Q18
Nonaccrual Loans and Leases HFI	$	173,030	172,576	157,697	155,784	103,725
As a % of Loans and Leases HFI	%	1.11%	1.11%	1.00%	0.92%	0.63%
Nonperforming Assets	$	185,872	185,854	169,327	157,113	105,461
As a % of Loans and Leases & Foreclosed Assets	%	1.20%	1.20%	1.08%	0.93%	0.64%
Classified Loans and Leases HFI (2)	$	424,399	339,977	344,777	278,405	208,042
As a % of Loans and Leases HFI	%	2.73%	2.19%	2.20%	1.64%	1.26%
Credit Loss Provision	$	24,500	12,500	15,500	6,500	4,000
As a % of Average Loans and Leases (annualized)	%	0.64%	0.33%	0.40%	0.15%	0.10%
Trailing Twelve Months Net Charge-offs	$	36,287	56,802	53,991	62,957	49,723
As a % of Average Loans and Leases	%	0.24%	0.37%	0.35%	0.40%	0.31%
Allowance for Credit Losses (ACL) (3)	$	167,589	159,142	173,579	161,647	167,136
As a % of Loans and Leases HFI	%	1.08%	1.02%	1.11%	0.95%	1.01%
ACL / Nonaccrual Loans and Leases HFI	%	96.86%	92.22%	110.08%	103.77%	161.14%

(1) Amounts and ratios related to March 31, 2018 are for total loans and leases. Amounts and ratios for other periods are for Non-PCI loans and leases.
(2) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(3) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments.

PacWest Bancorp

First Quarter 2018 | PACW | p. 25

Key Credit Trends – Loans HFI 1.08% 1.02% 1.11% 0.95% 1.01% 1Q17 2Q17 3Q17 4Q17 1Q18 ACL / Loans and Leases 2.73% 2.19% 2.20% 1.64% 1.26% 1Q17 2Q17 3Q17 4Q17 1Q18 Classified Loans and Leases / Average Loans and Leases 1.11% 1.11% 1.00% 0.92% 0.63% 1Q17 2Q17 3Q17 4Q17 1Q18 Nonaccrual Loans and Leases / Loans and Leases 1.20% 1.20% 1.08% 0.93% 0.64% 1Q17 2Q17 3Q17 4Q17 1Q18 NPAs / Loans and Leases and Foreclosed Assets

Nonaccrual and Delinquent Loan and Lease Detail

	Nonaccrual Loans and Leases [1]				Accruing and 30 -89 Days Past Due [1]	
	3/31/2018		12/31/2017		3/31/2018	12/31/2017
($ in thousands)	Balance	% of Loan Category	Balance	% of Loan Category	Balance	Balance
Real estate mortgage:						
Commercial	$ 19,116	0.4%	$ 65,563	1.2%	$ 23,505	$ 27,234
Residential	5,225	0.2%	3,350	0.1%	708	6,629
Total real estate mortgage	24,341	0.3%	68,913	0.9%	24,213	33,863
Real estate construction and land:						
Commercial	-	0.0%	-	0.0%	-	-
Residential	-	0.0%	-	0.0%	2,605	2,081
Total R.E. construction and land	-	0.0%	-	0.0%	2,605	2,081
Commercial:						
Asset-based	32,838	1.1%	33,553	1.1%	-	344
Venture capital	21,861	1.1%	29,424	1.4%	-	5,959
Other commercial	24,434	1.3%	23,874	1.2%	663	2,436
Total commercial	79,133	1.2%	86,851	1.2%	663	8,739
Consumer	251	0.1%	20	0.0%	1,000	562
Total Loans HFI [2]	$ 103,725	0.6%	$ 155,784	0.9%	$ 28,481	$ 45,245

(1) Amounts and ratios related to March 31, 2018 are for total loans and leases. Amounts and ratios for December 31, 2017 are for Non-PCI loans and leases.
(2) Excludes loans held for sale at lower of cost or fair value at December 31, 2017.

At March 31, 2018, the Company's ten largest loan relationships on nonaccrual status had an aggregate book balance of $68.8 million and represented 66% of total nonaccrual loans and leases.

PacWest Bancorp

First Quarter 2018 | PACW | p. 27

Deposits

Does not include $2.1 billion and $1.5 billion of client investment funds held at March 31, 2018 and March 31, 2017, respectively. Deposit Detail Core: 87% Core: 78% ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 8,232 $ 46% 6,790 $ 42% Interest checking deposits 2,076 11% 1,510 9% Money market deposits 4,677 26% 3,759 23% Savings deposits 677 4% 710 4% Total core deposits 15,662 87% 12,769 78% Non-core non-maturity deposits 585 3% 1,154 7% Total non-maturity deposits 16,247 90% 13,923 85% Time deposits $250,000 and under 1,482 8% 1,999 12% Time deposits over $250,000 350 2% 409 3% Total time deposits 1,832 10% 2,408 15% Total deposits (1) 18,079 $ 100% 16,331 $ 100% March 31, 2018 March 31, 2017 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 March 31, 2018 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 March 31, 2017

Deposit Portfolio Includes brokered deposits of $528 million with a weighted average maturity of 4 months and a weighted average cost of 1.45%. $16.3 $16.9 $16.8 $18.9 $18.1 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.0 5.0 10.0 15.0 20.0 25.0 1Q17 2Q17 3Q17 4Q17 1Q18 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits ($ in millions) Time Deposits Time Deposits Total $250,000 Over Time Time Deposit Maturities and Under $250,000 Deposits Due in three months or less 631 $ 107 $ 738 $ Due in over three months through six months 427 174 601 Due in over six months through twelve months 315 49 364 Due in over 12 months through 24 months 77 15 92 Due in over 24 months 32 5 37 Total 1,482 $ (1) 350 $ 1,832 $ March 31, 2018

Net Interest Margin

Includes 27bps in Q1 2016 and 29bps in Q4 2016 due to accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of April 30, 2018 (1) Industry Leading Tax Equivalent Net Interest Margin (1) (1) 5.91% 5.95% 5.89% 5.46% 5.22% 5.53% 5.33% 5.26% 5.47% 5.16% 5.21% 5.08% 4.97% 5.11% 3.58% 3.47% 3.48% 3.49% 3.49% 3.46% 3.45% 3.45% 3.47% 3.47% 3.58% 3.63% 3.74% 3.69% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 PACW Reported NIM Banks $15-$25B Reported NIM

Includes 34bps in Q1 2016 and 35bps in Q4 2016 due to accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of April 30, 2018 Higher Loan Yields From Disciplined & Diversified Lending (1) (1) (1) 6.76% 6.80% 6.75% 6.34% 6.21% 6.57% 6.24% 6.17% 6.31% 5.94% 6.07% 6.01% 5.89% 6.11% 4.41% 4.28% 4.26% 4.26% 4.25% 4.22% 4.19% 4.20% 4.22% 4.23% 4.37% 4.46% 4.57% 4.63% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Reported Loan Yield - PACW Loan Yield - Banks $15-$25B

Deposit Franchise: 1Q18 Deposit Cost of 31 Basis Points



0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.34%
0.36%
0.37%
0.33%
0.24%
0.23%
0.20%
0.19%
0.19%
0.21%
0.25%
0.31%
0.30%
0.31%
0.32%
0.31%
0.31%
0.30%
0.31%
0.33%
0.33%
0.34%
0.34%
0.36%
0.36%
0.41%
0.44%
0.48%
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
PACW
Banks $15-$25B

Source: SNL Financial using data as of April 30, 2018

PacWest Bancorp

First Quarter 2018 | PACW | p. 34

Asset-Sensitive Balance Sheet Benefits From Rising Rates (1) The above table presents forecasted net interest income and net interest margin for the next 12 months using the forward yield curve as the base scenario and shocking the static balance sheet for immediate and sustained parallel upward movements in interest rates of 100, 200 and 300 basis points. ($ in millions) Forecasted Percentage Forecasted Net Interest Income Change Net Interest Interest Rate Scenario (Tax Equivalent) From Base Margin Up 300 basis points 1,163.9 $ 13.3% 5.63% Up 200 basis points 1,121.0 9.1% 5.42% Up 100 basis points 1,076.5 4.8% 5.20% Base case 1,027.3 - 4.97% March 31, 2018 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Base Up 100 Up 200 Up 300 PacWest Bancorp IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - March 31, 2018 Sudden Parallel Shocks PACW

Controlled Expenses

Source: SNL Financial using data as of April 30, 2018 Efficiency Ratio Trend 38.4% 36.9% 38.0% 39.6% 39.3% 38.5% 40.6% 40.1% 40.1% 41.4% 40.3% 40.4% 41.0% 41.7% 62.3% 63.5% 62.6% 65.7% 62.0% 64.2% 63.0% 61.6% 62.9% 62.9% 61.2% 59.8% 63.2% 59.8% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 PACW Efficiency Ratio Median Efficiency Ratio Banks $15-$25B

Focus and Execution Drive Efficiency 54.0% 56.4% 60.7% 41.6% 38.5% 39.8% 40.8% 41.7% 2011 2012 2013 2014 2015 2016 2017 Q1'18 Efficiency Ratio $60 $70 $72 $147 $193 $203 $245 $238 2011 2012 2013 2014 2015 2016 2017 Q1'18 Average Branch Size ($ - M)

Acquisitions

Acquisition Strategy In-Market Consolidation Market Expansion Asset Generation Capability Strong Core Deposit Base Sound Strategic Focus Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement

Strong Franchise Value

National Lending Combined With California Branch Network Source: SNL Financial Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL St. Louis, MO Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA Seattle, WA Atlanta, GA San Diego, CA  CapitalSource Division office  Square 1 Bank Division office  Pacific Western Bank branch

California-Based Public Banks and Thrifts

As of March 31, 2018

Rank	Company Name	Ticker		Assets ($000)
1	Wells Fargo & Company	WFC	$	1,915,388,000
2	First Republic Bank	FRC	$	90,223,508
3	SVB Financial Group	SIVB	$	53,500,787
4	East West Bancorp, Inc.	EWBC	$	37,719,104
5	PacWest Bancorp	PACW	$	24,149,330
6	Cathay General Bancorp	CATY	$	15,882,337
7	Hope Bancorp, Inc.	HOPE	$	14,507,126
8	Banc of California, Inc.	BANC	$	10,329,319
9	BofI Holding, Inc.	BOFI	$	9,982,320
10	CVB Financial Corp.	CVBF	$	8,356,160
11	Pacific Premier Bancorp, Inc.	PPBI	$	8,086,816
12	Opus Bank	OPB	$	7,297,761
13	Farmers & Merchants Bank of Long Beach	FMBL	$	7,114,221
14	Luther Burbank Corporation	LBC	$	6,033,888
15	Mechanics Bank	MCHB	$	5,637,565
16	Westamerica Bancorporation	WABC	$	5,551,036
17	Hanmi Financial Corporation	HAFC	$	5,305,641
18	First Foundation, Inc.	FFWM	$	4,842,182
19	TriCo Bancshares	TCBK	$	4,779,957
20	Preferred Bank	PFBC	$	3,781,924
21	Community Bank	CYHT	$	3,720,373
22	Grandpoint Capital Inc.	GPNC	$	3,258,267
23	Farmers & Merchants Bancorp	FMCB	$	3,100,000
24	1867 Western Financial Corporation	WFCL	$	3,004,474
25	Heritage Commerce Corp	HTBK	$	2,785,548
26	Exchange Bank	EXSR	$	2,673,516
27	Bank of Marin Bancorp	BMRC	$	2,510,043
28	Sierra Bancorp	BSRR	$	2,373,524
29	River City Bank	RCBC	$	2,037,816
30	American Business Bank	AMBZ	$	1,873,549

Source: SNL Financial using data as of May 1, 2018

PacWest Bancorp

First Quarter 2018 | PACW | p. 43

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The table on the following slide presents reconciliations of certain GAAP to non-GAAP financial measures. Non-GAAP Measurements

Tangible Common Equity Ratio/Tangible Book Value Per Share

	PacWest Bancorp Consolidated				
($ in thousands, except per share amounts)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 4,867,490	$ 4,977,598	$ 4,610,668	$ 4,559,905	$ 4,508,106
Less: Intangible assets	2,621,950	2,628,296	2,201,137	2,204,186	2,207,251
Tangible common equity	$ 2,245,540	$ 2,349,302	$ 2,409,531	$ 2,355,719	$ 2,300,855
Total assets	$ 24,149,330	$ 24,994,876	$ 22,242,932	$ 22,246,877	$ 21,927,254
Less: Intangible assets	2,621,950	2,628,296	2,201,137	2,204,186	2,207,251
Tangible assets	$ 21,527,380	$ 22,366,580	$ 20,041,795	$ 20,042,691	$ 19,720,003
Equity to assets ratio	20.16%	19.91%	20.73%	20.50%	20.56%
Tangible common equity ratio (1)	10.43%	10.50%	12.02%	11.75%	11.67%
Book value per share	$ 38.47	$ 38.65	$ 37.96	$ 37.55	$ 37.13
Tangible book value per share (2)	$ 17.75	$ 18.24	$ 19.84	$ 19.40	$ 18.95
Shares outstanding	126,537,871	128,782,878	121,449,794	121,448,321	121,408,133
Return on Average Tangible Equity					
Net earnings	$ 118,276	$ 84,037	$ 101,466	$ 93,647	$ 78,668
Average stockholders' equity	$ 4,901,207	$ 4,920,498	$ 4,592,489	$ 4,545,276	$ 4,503,675
Less: Average intangible assets	2,625,593	2,495,876	2,202,922	2,205,814	2,209,112
Average tangible common equity	$ 2,275,614	$ 2,424,622	$ 2,389,567	$ 2,339,462	$ 2,294,563
Return on average equity	9.79%	6.78%	8.77%	8.26%	8.24%
Return on average tangible equity (3)	21.08%	13.75%	16.85%	16.06%	13.90%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized net earnings divided by average tangible common equity

PacWest Bancorp

First Quarter 2018 | PACW | p. 45